EXHIBIT 11

                     RCM TECHNOLOGIES, INC. AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                    Six Months Ended April 30, 1996 and 1995






                                                                                        Six Months Ended April 30,
                                                                                        --------------------------

                                                                                        1996                    1995
                                                                                        ----                    ----

Income

     Net income applicable to common stock                                          $ 888,599               $ 506,739
                                                                                      =======                 =======



Shares
     Weighted average number of shares
     outstanding                                                                    3,708,221               2,879,913
     Common stock equivalents                                                          67,814                  34,159
                                                                                       ------                  ------

     Total                                                                          3,776,035               2,914,072
                                                                                    ==========              =========


Primary earnings per share                                                          $     .24               $     .17
                                                                                          ===                     ===


Fully diluted earnings per share                                                    $     .24               $     .17
                                                                                          ===                     ===


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